UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010 (October 4, 2010)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2010, the Compensation Committee of the Board of Directors of MOCON, Inc. (the “Compensation Committee”) adopted resolutions amending the MOCON, Inc. Incentive Pay Plan (the “Incentive Pay Plan”).  Under the Incentive Pay Plan, participants, who include each of MOCON’s officers, can earn a bonus, the amount of which will depend on the amount of pre-tax, pre-incentive earnings of MOCON each year as compared to the targets established each year by the Compensation Committee.  The amount that each participant can earn is based on a percentage of the participant’s salary.

The amendment to the Incentive Pay Plan that was adopted by the Compensation Committee eliminated the cap which limited the aggregate amount that could be paid under such plan in any given year to 11% of the Company’s consolidated pre-tax, pre-incentive net income for the year to which the incentives relate.  This amendment will first be effective for any amount that becomes payable under the Incentive Pay Plan based on the earnings achieved by MOCON during the second half of 2010.  The Incentive Pay Plan, as amended, is attached as Exhibit 10.1 to this Form 8-K.

The Compensation Committee amended the Incentive Pay Plan in the manner described in the foregoing paragraph in recognition of the fact that since the Incentive Pay Plan was last amended on January 1, 2003, an increased percentage of the compensation of the officers of MOCON has become performance-based, and is therefore at risk if MOCON does not achieve the goals established by the Compensation Committee.  The Compensation Committee believes that placing an increasing percentage of compensation at risk is appropriate because officers of MOCON have the greatest responsibility for MOCON achieving its earnings goals, which presumably increases the return to MOCON’s shareholders.

As a result of an increased percentage of compensation becoming contingent on performance, total compensation of MOCON’s employees in general, and MOCON’s officers in particular, is subject to increased variability from year to year.  For years in which the earnings goals established by the Compensation Committee are exceeded, the Compensation Committee believes that the total amounts payable under the Incentive Plan should not necessarily be limited to 11% of pre-tax, pre-incentive earnings, but rather the limits applicable to each individual participant in the Incentive Pay Plan will serve to strike an appropriate balance between adequately compensating the participants and providing a reasonable limit of aggregate compensation.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.1	MOCON, Inc. Incentive Pay Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: October 6, 2010	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	MOCON, Inc. Incentive Pay Plan	Filed herewith